Execution Version

CONFIDENTIAL

ASSET SALE AGREEMENT

among

PIONEER FINANCIAL SERVICES, INC.,
as a Seller

PIONEER FUNDING, INC.,
as a Seller

PIONEER SERVICES CORP,
as a Seller MIDCOUNTRY FINANCIAL CORP.
and

PIONEER ASSET TRUST,
as Purchaser

Dated as of June 26, 2019

TABLE OF CONTENTS
Page
SECTION 1.    Definitions and Interpretation    1
SECTION 2.    Purchase and Sale    6
SECTION 3.    Purchase Price; Payments    7
SECTION 4.    Closing    8

5.	Representations, Warranties and Covenants of MCFC and the Sellers 10
SECTION 6.    Representations, Warranties and Covenants of the Purchaser    12
SECTION 7.    Costs    15
SECTION 8.    Servicing Transfer    15
SECTION 9.    Indemnification    15
SECTION 10.    Taxes    17
SECTION 11.    Third Party Claim Procedures    17
SECTION 12.    Calculation of Damages    18
SECTION 13.    Termination    19
SECTION 14.    Survival of Agreement    19
SECTION 15.    Savings Clause; Further Assurances    19
SECTION 16.    Notices    20
SECTION 17.    Severability Clause    21
SECTION 18.    Counterparts    21
SECTION 19.    Place of Delivery and Governing Law    21
SECTION 20.    Successors and Assigns; Assignment    21
SECTION 21.    Amendments    22
SECTION 22.    Intention of the Parties    22
SECTION 23.    Confidential Information    22
SECTION 24.    Reproduction of Documents    23
SECTION 25.    Exhibits and Schedules    23
SECTION 26.    Entire Agreement    23
SECTION 27.    Power of Attorney    23
SECTION 28.    Limitation of Liability of Owner Trustee    23
SECTION 29.    Third Party Beneficiaries    24

SCHEDULES AND EXHIBITS

EXHIBIT A    Assets
EXHIBIT B    Asset Representations and Warranties EXHIBIT C    Form of Assignment and Assumption Agreement EXHIBIT D    Form of Bill of Sale and Assignment of Assets
EXHIBIT E    Loan-Level Information Required in Final Asset Report EXHIBIT F    Form of Escrow Agreement
SCHEDULE 1    Preliminary Schedule of Assets
SCHEDULE 2    Schedule of Obligor Billing Addresses Outside the United States

Table of Contents (continued)
Page

SCHEDULE 4(M)    Schedule of Lienholders

US_138638786v10

iii

This Asset Sale Agreement, dated as of June 26, 2019 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is entered into among PIONEER FINANCIAL SERVICES, INC., a corporation organized under the laws of Missouri ("PFSI"), as a Seller (a "Seller"), PIONEER FUNDING, INC., a corporation organized under the laws of Nevada ("PFI"), as a Seller (a "Seller"), PIONEER SERVICES CORP, a corporation organized under the laws of Missouri ("PSC"), as a Seller (a "Seller" and together with each other Seller party hereto, the "Sellers"), MIDCOUNTRY FINANCIAL CORP., a corporation organized under the laws of Georgia ("MCFC"), and PIONEER ASSET TRUST, a Delaware statutory trust organized under the laws of the State of Delaware (the "Purchaser").

RECITALS:

WHEREAS, pursuant to the terms and conditions of this Agreement, the Purchaser desires to acquire and assume from the Sellers, and the Sellers desire to sell and assign to the Purchaser, on the terms and conditions described below, an existing portfolio of Assets (the "Portfolio" and such purchase, the "Portfolio Acquisition").

WHEREAS, the Portfolio shall be sold to the Purchaser on a servicing released basis and shall be transferred to the Purchaser on the Closing Date following the satisfaction of each of the closing conditions set forth in Section 4.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.    Definitions and Interpretation.

(a)Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, are subject to the further provisions of Section 1(b), and shall have the following meanings:

"Affiliate" means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person and (iii) in the case of an individual, the parents, descendants, siblings and spouse of such individual. As used in this definition, the term "control" of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning specified in the preamble to this Agreement.

"Anti-Money Laundering Laws" has the meaning specified in Section 5(k) of this Agreement.

"Asset Purchase Documents" means, collectively, this Agreement, each Bill of Sale, the Escrow Agreement and all other documents, instruments or agreements executed and delivered by any Seller or MCFC for the benefit of the Purchaser in connection therewith.

"Assets" means, collectively, each of the Loans identified on the Final Asset Report, together with the other assets identified on Exhibit A attached hereto. For the avoidance of doubt, the Assets will not include any Loans that were Charged-Off Loans as of the Cutoff Date.

"Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form attached as Exhibit C attached hereto.

"Bill of Sale" means a Bill of Sale and Assignment of Assets in the form attached as Exhibit D.

"Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banking institutions or savings associations in New York, New York, Kansas City, Missouri, Wilmington, Delaware or Greenville, South Carolina are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

"CFPB" has the meaning specified in Section 5(m) of this Agreement.

"Charged-Off Loan" means any Loan which (i) is one hundred and eighty (180) days or more past due on a recency basis and that is thirty (30) days or more past due on a contractual basis, (ii) has or should have been written off the related Seller's books as uncollectable in accordance with the servicing policy of the servicer servicing such Loan on behalf of the related Seller, (iii) the related Obligor is deceased, (iv) the related Obligor is the subject of a bankruptcy or insolvency proceeding or (v) is subject to fraud, in each case, prior to the Cutoff Date.

"Closing Date" means the date that is five (5) Business Days after all the conditions to the Agreement have been fully satisfied or waived in accordance with the terms of this Agreement, or such other date and time as mutually agreed to in writing by the Parties.

"Cutoff Date" means July 31, 2019.

"Cutoff Date Outstanding Balance" means the aggregate unpaid principal balance of the Assets as of the Cutoff Date.

"Damages" has the meaning specified in Section 9(a) of this Agreement.

"Delinquent Loan" means, as of the Cutoff Date, any Loan as to which all or any portion of a scheduled payment then due and payable is more than sixty (60) days past due on a recency basis.

"Escrow Account" has the meaning specified in Section 3(c) of this Agreement. "Escrow Agent" means Wells Fargo Bank, N.A.
"Escrow Agreement" means the Escrow Agreement, substantially in the form of Exhibit F attached hereto, dated on or around the Closing Date, among the Escrow Agent, the Purchaser and MCFC, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

"Final Asset Report" means a report, in form and substance reasonably satisfactory to the Purchaser, listing (i) all Loans in the Portfolio to be purchased by the Purchaser on the Closing Date and, (ii) with respect to each Loan, the information included on Exhibit E attached hereto.

"GAAP" means, subject to the limitations on the application thereof set forth in Section 1(b), United States generally accepted accounting principles in effect as of the date of determination thereof.

"Governmental Authority" means any federal, state, territorial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States or any other foreign entity or government, and which has jurisdiction over any Seller or MCFC, as applicable.
"Holdback Amount" has the meaning specified in Section 3(c) of this Agreement. "Holdback Period" has the meaning specified in Section 3(c) of this Agreement. "Indemnified Party" has the meaning specified in Section 11(a) of this Agreement. "Indemnifying Party" has the meaning specified in Section 11(a) of this Agreement. "Lienholder" means any holder of the liens on the Assets as set forth in Schedule 4(m). "Loan" means an unsecured consumer loan made to an active-duty, twenty-year career retired U.S. military person, medically retired from active duty, or a veteran and/or national guard/reserve service member who has a prior loan history with the Seller.

"Loan File" means, with respect to any Loan, in either paper or electronic form, the file maintained by the applicable Seller with respect to such Loan, which shall include (i) the original loan agreement, (ii) the original promissory note (or a copy of the promissory note together with a lost note affidavit or attestation), (iii) the loan application or a screen shot of the information captured in the duly-appointed servicer's system prior to the Closing Date and (iv) the loan repayment election form (if applicable).

"Material Adverse Effect" means a material adverse effect on (i) the business, operations, properties, assets, financial condition or liabilities (actual or contingent) of MCFC or any Seller,
(ii)the ability of MCFC or any Seller to fully and timely perform, in any material respect, its obligations under any of the Asset Purchase Documents, (iii) the legality, validity, binding effect, or enforceability against MCFC or any Seller of an Asset Purchase Document to which it is a party, (iv) the validity, collectability, or enforceability of the Assets or (v) the rights, remedies and benefits available to, or conferred upon, the Purchaser under any Asset Purchase Document.

"MCFC" has the meaning specified in the preamble to this Agreement.

"MidCountry Bank" means MidCountry Bank, FSB, the duly-appointed servicer of the Loans on behalf of each Seller at all times prior to the Closing Date.

"Obligor" means, with respect to each Loan, the borrower under the related loan agreement who owes or may be liable for payments under such Loan.

"Outside Date" means September 8, 2019.

"Owner Trustee" means Wells Fargo, not in its individual capacity but solely as owner trustee of the Purchaser under the Trust Agreement.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

"PSC" has the meaning specified in the preamble to this Agreement. "PFI" has the meaning specified in the preamble to this Agreement. "PFSI" has the meaning specified in the preamble to this Agreement. "Portfolio" has the meaning specified in the recitals to this Agreement.
"Portfolio Acquisition" has the meaning specified in the recitals to this Agreement.

"Post-Closing Tax Period" has the meaning specified in Section 10(a) of this Agreement. "Pre-Closing Tax Period" has the meaning specified in Section 10(a) of this Agreement. "Purchase Price" has the meaning specified in Section 3(a) of this Agreement. "Purchaser" has the meaning specified in the preamble to this Agreement.
"Purchaser Obligations" has the meaning specified in Section 2(b) of this Agreement.

"Reconciliation Report" means the report delivered by the Seller to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, reconciling any and all payments on the Assets between the Cutoff Date and the Closing Date.

"Records" means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by MCFC, a Seller or any other Person on behalf of MCFC or any Seller with respect to a Loan. Records shall include, without limitation, any other instruments necessary to service a Loan including, without limitation, the complete payment and modification history of each Loan.

"Sanctions" has the meaning specified in Section 5(l) of this Agreement.

"Schedule 1" means the list of Loans, provided to the Purchaser for informational purposes only, that would be included on the Final Asset Report if the Closing Date was the date of this Agreement.
"Seller" and "Sellers" have the meanings specified in the preamble to this Agreement. "Servicing Agreement" means the Servicing Agreement, dated on or around the Closing
Date, between the Purchaser and the Servicer, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

"Servicer" means Systems and Services Technologies, Inc. or any other independent third party selected by the Purchaser prior to the Closing Date with the written consent of MCFC, which consent shall not be unreasonably withheld.

"Solvent" means, with respect to any Person, that as of the date of determination, both (i)(a) the sum of such entity's debt (including contingent liabilities) does not exceed the present fair saleable value of such entity's present assets, (b) such entity's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and (c) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (ii) such entity is "solvent" within the meaning given that term and similar terms under laws applicable to it relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"Third Party Claim" has the meaning specified in Section 11(a) of this Agreement.

"Trust Agreement" means the Trust Agreement, dated as of June 6, 2019, between the Owner Trustee and Pioneer Asset Holdings LLC, as beneficial owner, as it may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

"Warranty Breach" has the meaning specified in Section 9(a) of this Agreement. "Wells Fargo" means Wells Fargo Delaware Trust Company, N.A.

(b)	Other Definitional Provisions.

(i)    All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(ii)    As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1(a), and accounting terms partially defined in Section 1(a) to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

(iii)    Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(iv)    The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement or any certificate or other document made or delivered pursuant hereto shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, clauses, Schedules and Exhibits in or to this Agreement unless otherwise specified. The term "including" means "including without limitation". References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation. References to any Person include that Person's successors and assigns. References to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms.

(v)    In the event that any reports are not available to any Person on the date on which such Person is required to make a determination of whether a computational test has been satisfied pursuant hereto, such determination shall be made using the most current available information.

SECTION 2.    Purchase and Sale.

(a)On the Closing Date, the Sellers hereby sell, assign and convey to the Purchaser and the Purchaser hereby agrees to purchase, on the terms and conditions stated herein, all of each Seller's respective right, title and interest, in, to and under the Assets. Such conveyance includes, without limitation, all insurance proceeds, servicing rights and the right to all payments of interest, principal, penalties, fees, charges and all other amounts received or receivable on or in respect of the Assets after the Cutoff Date, together with all of each Seller's right, title and interest in and to the other Assets set forth on Exhibit A hereto, and any and all proceeds of the foregoing.

(b)On and after the Closing Date, the Purchaser shall perform, discharge and become liable for the following obligations with respect to the Assets (collectively, the "Purchaser Obligations"): (i) the obligations to Obligors under the related loan agreements, (ii) the obligation to pay fees and expenses of servicing the Loans on or after the Closing Date, and (iii) all other debts, obligations and liabilities of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise) relating to or arising out of the Assets or the servicing of the Loans or the conduct by the Purchaser of its business relating to the Assets to the extent that such debts, liabilities and obligations arise from and after the Closing Date; provided, that, the Purchaser shall not be liable for any obligation or payment to Fortegra Financial Corporation and each Seller shall be liable for all debts, obligations and liabilities with respect to the Assets and the servicing thereof, in each case, which arose prior to the Closing Date.

SECTION 3.    Purchase Price; Payments.

(a)The purchase price for the Assets (the "Purchase Price") shall be an amount equal to the sum of (i) the product of (x) 84.0%, multiplied by (y) the Cutoff Date Outstanding Balance, plus (ii) all accrued but uncollected interest on the Assets as of the Cutoff Date determined in accordance with GAAP; provided, that, accrued interest will not be paid on any Loan that is a Delinquent Loan. The Purchaser shall pay interest on the Purchase Price equal to the product of (i) the Purchase Price, multiplied by (ii) a rate of 2.00% per annum, multiplied by

(iii)	the ratio of the number of days between the Cutoff Date and the Closing Date to 365 days.

(b)On the Closing Date, the Purchaser shall remit by wire transfer of immediately available funds the Purchase Price to the Sellers minus the sum of (i) the aggregate amount of all payments of principal, interest, fee payments, insurance proceeds and all other recoveries on the Assets received by or on behalf of the Sellers between the Cutoff Date and Closing Date and (ii) the Holdback Amount.

(c)Following the Closing Date, the Sellers shall remit by wire transfer of immediately available funds the aggregate amount of all payments of principal, interest, fee payments, insurance proceeds and all other recoveries on the Assets received by or on behalf of the Sellers on or after the Closing Date no later than three (3) Business Days following the date of receipt by the Sellers, pursuant to wiring instructions delivered to the Sellers prior to the Closing Date.

(d)In accordance with the terms of the Escrow Agreement, 3% of the Purchase Price (such amount, the "Holdback Amount") will be held in an Escrow Account maintained by the Escrow Agent (such account, the "Escrow Account"), for a period of one hundred (100) days following the Closing Date (such period, the "Holdback Period"). Pursuant to the procedures set forth in the Escrow Agreement, the Purchaser shall have the right to file a claim for any Asset with material inaccuracies or documentation deficiencies (each a "Deficient Asset"), which is discovered by the Purchaser or the Servicer during the file review pursuant to Section 8(c) and remains on the sixth (6th) Business Day after providing written notice of such inaccuracies to the Seller. The amount claimed for a Deficient Asset shall be equal to the product of (x) 84.0% times
(y)the Outstanding Balance as of the date of such claim (but in no event will the Outstanding Balance be greater than the Outstanding Balance as of the Cutoff Date). The Holdback Amount minus the aggregate amount sought under all claims pursuant to the Escrow Agreement, will be promptly remitted to or at the direction of MCFC following the expiration of the Holdback Period.

SECTION 4.    Closing.

The closing of the Portfolio Acquisition shall take place on the Closing Date. The obligation of the Purchaser to purchase and the Sellers to sell the Portfolio as contemplated by this Agreement shall be subject to each of the following conditions:

(a)    Five (5) days prior to the Closing Date, MCFC and the Sellers shall have delivered the Final Asset Report to the Purchaser and the Servicer, in form and substance reasonably satisfactory to the Purchaser;

(b)    MCFC or one or more of the Sellers, as applicable, shall have delivered, or caused to be delivered, to the Servicer, imaged copies of the documents required to be included in each Loan File;

(c)    all of the representations, warranties and covenants made by MCFC and the Sellers under this Agreement and the other Asset Purchase Documents to which it is a party, including those set forth in Exhibit B attached hereto, shall be true and correct in all material respects as of the Closing Date or such other date as might be specified therein;

(d)    each of MCFC and each Seller shall be duly organized and in good standing in the jurisdiction of its organization and qualified to do business in any other jurisdiction where it conducts its business;

(e)    each of MCFC and each Seller shall have obtained Lienholder approval required to consummate the Portfolio Acquisition;

(f)    the Purchaser shall have received written evidence that the Portfolio Acquisition has been duly and unconditionally approved by the shareholders of MCFC;

(g)    the parties hereto shall have received an executed copy of (i) each of the Asset Purchase Documents to which it is a party, (ii) with respect to each Loan, an Assignment and Assumption Agreement and (iii) with respect to each Seller, a Bill of Sale and, in addition, the Purchaser shall have received an executed copy of the Servicing Agreement;

(h)    (i) MCFC and the Sellers shall have received all documents they may reasonably request relating to the existence of the Purchaser and the authority of the Purchaser to enter into this Agreement and the other Asset Purchase Documents, all in form and substance reasonably satisfactory to MCFC and (ii) the Purchaser shall have received all documents it may reasonably request relating to the existence of MCFC and each Seller and the authority of MCFC and each Seller to enter into this Agreement and the other Asset Purchase Documents to which it is a party, including, each Bill of Sale, all in form and substance reasonably satisfactory to the Purchaser;

(i)    no action shall have been commenced by any governmental authority seeking to restrain or prohibit the transactions contemplated by this Agreement and the other Asset Purchase Documents which would be reasonably likely to render it impossible or unlawful to consummate such transactions and no provision of any applicable law shall have been enacted, entered, promulgated or remain in effect that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and the other Asset Purchase Documents;

(j)    since May 31, 2019, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect;

(k)    the Purchaser shall not have become aware, since May 31, 2019, of any new information or other matters not previously disclosed to the Purchaser relating to MCFC or any Seller or their respective Affiliates or the transactions contemplated herein that the Purchaser, in its reasonable judgment, deems inconsistent in a material and adverse manner with the information or other matters previously disclosed to the Purchaser relating to MCFC, the Sellers or any of their respective Affiliates or the transactions contemplated herein;

(l)	[Reserved];

(m)	all liens on the Assets have been released except as set forth on Schedule 4(m);

(n)	the Purchaser shall have received the Reconciliation Report from the Seller;

(o)    the Purchaser shall have received written evidence that all bank accounts into which payments on the Assets are directed have been assigned to the Purchaser;

(p)    the Purchaser shall have received from the Seller and the Servicer, all "know your client" information requested by the Purchaser, in each case, in form and substance satisfactory to the Purchaser in its sole discretion;

(q)    MCFC and the Sellers shall have complied with Section 5(m) and Section 8 of this Agreement such that the servicing of the Loans shall be duly transferred to the Servicer on the Closing Date;

(r)    in the event that the Closing Date does not occur on or prior to August 9, 2019 and such delay or failure to close does not arise from the Purchaser's action or failures to act, the Purchaser shall have completed its updated diligence solely with respect to the Purchaser's cash payment testing, and the results of such updated diligence are satisfactory to the Purchaser in its reasonable discretion;

(s)    at any time during the period from the date of this Agreement through and including the Closing Date, in the event of a regulatory change or event that could reasonably be expected to materially impact the Portfolio, the Purchaser shall have satisfactorily completed any additional regulatory review deemed reasonably necessary by the Purchaser; and

(t)    all other terms and conditions of this Agreement and each of the other Asset Purchase Documents shall have been complied with in all material respects.

Subject to satisfaction of the foregoing conditions, the Purchaser shall pay to MCFC on the Closing Date the Purchase Price as determined pursuant to Section 3(a) of this Agreement, less the Holdback Amount, by wire transfer of immediately available funds to the account or accounts designated in writing to the Purchaser by MCFC. MCFC shall advise the Purchaser in writing at least five (5) Business Days prior to the Closing Date of the account or accounts to which such funds are to be wired.

SECTION 5. Representations, Warranties and Covenants of MCFC and the Sellers.

MCFC and each Seller represents and warrants to, and covenants with, the Purchaser that as of the Closing Date:

(a)MCFC and each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(b)(i) Each Seller has the full power and authority to hold each Asset that such Seller holds and to sell each Asset to be transferred by it hereunder and (ii) MCFC and each Seller has
(1)duly authorized the execution, delivery and performance of this Agreement, the related Assignment and Assumption Agreements and the related Bill of Sales, (2) duly executed and delivered this Agreement, the related Assignment and Assumption Agreements and the related Bill of Sales and (3) each of this Agreement, the related Assignment and Assumption Agreements and the related Bill of Sales constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c)MCFC and each Seller has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the other Asset Purchase Documents to which it is a party. MCFC and each Seller has duly authorized the execution, delivery and performance of this Agreement and the other Asset Purchase Documents to which it is a party, has duly executed and delivered this Agreement and the other Asset Purchase Documents to which it is a party, and this Agreement and the other Asset Purchase Documents to which it is a party constitute the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(d)Neither the execution and delivery of this Agreement and the other Asset Purchase Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Asset Purchase Documents to which it is a party will result in the breach of any term or provision of the charter or by-laws of MCFC nor any Seller, as applicable, nor result in the breach of any material term or provision of, or conflict with or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which MCFC or any Seller or MCFC's or such Seller's property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which MCFC or any Seller or MCFC's or such Seller's property is subject, which breach, conflict, acceleration or violation would have a material adverse effect on the ability of MCFC or such Seller to perform its obligations under this Agreement or the other Asset Purchase

Documents to which it is a party and consummate the transactions contemplated hereunder and thereunder;

(e)There is no action, suit, proceeding or investigation active, pending or to MCFC's or the Sellers' knowledge threatened against MCFC or any Seller which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or any other Asset Purchase Document to which it is a party or of any action taken or to be taken in connection with the obligations of MCFC or any Seller contemplated herein, in the other Asset Purchase Documents or in any Bill of Sale, as applicable;

(f)Each Seller is the sole legal, beneficial and equitable owner of the Assets to be transferred by such Seller hereunder and under the related Bill of Sale and has full right to transfer and sell such Assets to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(g)The representations and warranties set forth in Exhibit B are true and correct in all material respects as of the Closing Date (or such other date as specified therein) with respect to each Loan included in the Assets;

(h)MCFC and each Seller is and, upon the consummation of the transactions contemplated by this Agreement on the Closing Date, will be, Solvent;

(i)No report, financial statement, certificate or other information furnished (whether in writing or orally) by or at the direction of MCFC or any Seller to the Purchaser in connection with the transactions contemplated hereby contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading;

(j)The information provided by MCFC and each Seller related to the Loans, as reflected in the Final Asset Report, is, in all material respects, a true, complete and correct representation of the Loans. MCFC and the Sellers have not omitted any material information related to the Loans from the Final Asset Report that would adversely affect the Purchaser's or the Servicer's ability to collect on such Loans or the enforceability of such Loans;

(k)The operations of MCFC, each Seller and each of their respective Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and all other applicable anti-money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving MCFC, any Seller or any of their respective Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of MCFC's or such Seller's, threatened;

(l)None of MCFC, any Seller or any of their respective Subsidiaries, or any director, officer, or employee thereof, or, to MCFC's or such Seller's, as applicable, knowledge, any agent,

Affiliate or representative of MCFC, any Seller or any of their respective Subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The operations of MCFC, each Seller and their respective Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable Sanctions. MCFC covenants and agrees that none of MCFC, any Seller, any of their respective Subsidiaries, or any of their respective directors, officers, employees, agents or Affiliates shall conduct any business, or engage in any transaction or dealing, in each case in connection with the Assets, with any target of Sanctions. "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, statutory trusts, series trusts, or other organizations, whether or not legal entities, and governmental authorities;

(m)MCFC and each Seller shall reasonably cooperate, and shall cause MidCountry Bank to cooperate, with the Purchaser and the Servicer to transfer servicing of the Loans to the Servicer and to ensure that any servicing transfer is made in accordance with the guidance of the Consumer Financial Protection Bureau ("CFPB") and any other applicable Governmental Authority;

(n)MCFC and each Seller has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the indemnifications payments required to be made by MCFC and each Seller and any other amounts to be paid by or on behalf of MCFC and each Seller, as applicable, hereunder;

(o)The Escrow Agreement, substantially in the form of Exhibit F attached hereto, is acceptable to MCFC and each Seller; and

(p)MCFC and each Seller each agree to ensure that none of MCFC, the Sellers or any of their respective Affiliates will seek to refinance any Asset or otherwise extend any new loan to any Obligor.

SECTION 6.    Representations, Warranties and Covenants of the Purchaser.

The Purchaser represents and warrants to, and covenants with, MCFC and each Seller that each of the following representations and warranties of the Purchaser is true and correct as of the Closing Date:

(a)the Purchaser is a Delaware statutory trust with full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. The Purchaser has taken all action required to authorize its execution, delivery and performance of this Agreement;

(b)the execution and delivery of this Agreement and the other Asset Purchase Documents to which it is a party by the Purchaser and the performance of its obligations hereunder and thereunder will not (i) conflict with or violate any provision of any law or regulation to which the Purchaser is subject, or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Purchaser is a party or by which it is bound or any order or decree applicable to the Purchaser or result in the creation or imposition of any lien on any of its assets or property;

(c)there is no action, suit or proceeding pending or, to the Purchaser's knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would prohibit its entering into this Agreement and the other Asset Purchase Documents to which it is a party or performing any of its obligations under or pursuant to this Agreement and the other Asset Purchase Documents to which it is a party;

(d)this Agreement and the other Asset Purchase Documents to which it is a party constitute the valid, binding and legal obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(e)the Purchaser is an accredited investor and its bid and decision to purchase the Assets are based upon its own independent evaluations of the Loan Files and other materials made available by or on behalf of MCFC and the Sellers and deemed relevant by the Purchaser and its agents. The representations and warranties made by MCFC and the Sellers herein and on Exhibit B are the exclusive representations and warranties made by MCFC and the Sellers. The Purchaser has not relied in entering into this Agreement upon any oral or written information from MCFC or any Seller, or any of their respective employees, Affiliates, agents or representatives (including, without limitation, any oral or written information regarding the value, condition or future performance of the Loans and the related real property securing the Loans), other than the representations and warranties of MCFC and the Seller's contained herein and on Exhibit B. The Purchaser has had an opportunity to perform an examination of the Assets. The Purchaser further acknowledges that no employee or representative of MCFC or any Seller has been authorized to make, and that the Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement;

(f)the Purchaser has had the opportunity to conduct such due diligence review and analysis of the due diligence materials (including, but not limited to the loan documents, the Loan Files and related information), together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts (including, without limitation, any bankruptcy courts in which any Obligor, guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as the Purchaser deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Assets. The Purchaser acknowledges that it has had the opportunity to conduct appropriate due diligence as to each Asset;

(g)the Purchaser acknowledges and agrees that, except as specifically set forth in this Agreement and on Exhibit B, all Loans sold, transferred, assigned and conveyed to the Purchaser are done so on an "AS IS, WHERE IS" basis, "WITH ALL FAULTS";

(h)the Purchaser acknowledges that the Assets (including the loan documents) may have limited or no liquidity and the Purchaser has the financial wherewithal to own the Assets for an indefinite period of time and to bear the economic risk of an outright purchase of the Assets and a total loss of the Purchase Price for the Assets;

(i)the Purchaser shall, and shall cause the Servicer and any subsequent servicer servicing for or on behalf of the Purchaser of the Assets to, retain the Loan Files for the greater of five years from the Closing Date and the expiration of any applicable statute of limitations relating to the Assets;

(j)until one (1) year after the end of the Holdback Period, the Purchaser shall, and shall cause the Servicer and any subsequent servicer servicing for or on behalf of the Purchaser to, provide written notice to MCFC and the applicable Seller within thirty (30) days of receipt of any Obligor complaint regarding the related Seller, including without limitation any complaint alleging improper conduct of such Seller in connection with the origination or servicing of a Loan or relating to a Loan modified or in the process of being modified at or prior to the Closing Date;

(k)the operations of the Purchaser are and have been conducted at all times in compliance in all material respects with all Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Purchaser with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened;

(l)none of the Purchaser, or any director, officer, or employee thereof, or, to the Purchaser's knowledge, any agent, Affiliate or representative of the Purchaser, is a Person that is, or is owned or controlled by one or more Persons that are: (i) the subject of Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The operations of the Purchaser are and have been conducted at all times in compliance in all material respects with applicable Sanctions. The Purchaser covenants and agrees that none of the Purchaser, any Subsidiary of the Purchaser, or any of their respective directors, officers, employees, agents or Affiliates shall conduct any business, or engage in any transaction or dealing, in each case in connection with the Assets, with any target of Sanctions;

(m)the Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by the Purchaser hereunder;

(n)to the Purchaser's knowledge, there is no reasonable basis for the Purchaser's investment committee to disapprove of the transactions contemplated by this Agreement, and the Purchaser shall use its best efforts to obtain the approval of the Purchaser's investment committee; and

(o)the Escrow Agreement, substantially in the form of Exhibit F attached hereto, is acceptable to the Purchaser.

SECTION 7.    Costs.

Except as otherwise set forth herein, each of the parties hereto shall be responsible for their own costs and expenses in connection with the Portfolio Acquisition. The related Seller shall be responsible for, and shall bear all fees and expenses related to, the recording of any assignments or title with respect to the Assets. The Purchaser shall pay the Servicer in accordance with the terms of the Servicing Agreement.

SECTION 8.    Servicing Transfer.

(a)MCFC and each of the Sellers shall cooperate, and shall cause MidCountry Bank to cooperate, with the Purchaser and the Servicer, to inform in writing all Obligors of the sale of the Loans in accordance with applicable law, no later than thirty (30) days after the Closing Date. MCFC and the Sellers shall obtain the Purchaser's approval of the form of such notification prior to mailing or causing MidCountry Bank to mail (which approval shall not be unreasonably withheld, conditioned and/or delayed). MCFC and each of the Sellers acknowledge that the Purchaser's review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Purchaser shall have no responsibility for such compliance.

(b)MCFC and each of the Sellers agree to use commercially reasonable efforts and to cooperate in good faith to work together to complete the transfer of the servicing of the Loans from the systems of MCFC, the Sellers, MidCountry Bank and their respective Affiliates to the systems of the Servicer and the Purchaser, in each case, to the reasonable satisfaction of the Purchaser on or prior to the Closing Date. All collections efforts that the Servicer or anyone else undertakes after the sale of the Portfolio to the Purchaser pursuant to the terms of this Agreement shall be undertaken for and on behalf of the Purchaser, and not for or on behalf of MCFC or any Seller, none of which shall have any interest in any of the Assets after the sale thereof to the Purchaser.

(c)Beginning at least thirty (30) Business Days prior to the Closing Date, MCFC and the Sellers shall deliver, or cause to be delivered, to the Servicer, the Loan Files (including notes endorsed in blank or lost note affidavits, as applicable). MCFC and the Sellers shall continue to provide Loan Files as needed by the Servicer and cooperate with the Purchaser and the Servicer in order to complete the file review required by the Servicing Agreement within ninety (90) days of the Closing Date.

SECTION 9.    Indemnification.

(a)Effective on and after the Closing Date, MCFC and each Seller, hereby jointly and severally agrees to indemnify the Purchaser and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability, claim and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) ("Damages") actually suffered by the Purchaser or any of its Affiliates arising out of (i) any fraud, misrepresentation or breach of warranty made by MCFC or any Seller in this Agreement or the other Asset Purchase Documents to which it is a party or breach of covenant or agreement made or to be performed by MCFC or any Seller pursuant to this Agreement or the other Asset Purchase Documents to which it is a party including, without limitation, any Bill of Sale (a "Warranty Breach"), (ii) any claims made by Fortegra Financial Corporation or any of its Affiliates or any third party with respect to any insurance policies issued by Fortegra Financial Corporation or its Affiliates, (iii) any action, suit or proceeding relating to the origination or ownership of any Loan or the servicing of any Loan prior to the Closing Date and (iv) any action, suit or proceeding for an amount in the aggregate at any time in excess of $50,000 relating to compliance of a Loan and the documents in the related Loan File with any federal, state or local laws or regulations resulting from any act or omission on the part of any party other than the Purchaser, the Servicer or any of their respective agents.

(b)Effective on and after the Closing Date, the Purchaser hereby agrees to indemnify MCFC, the Sellers and each of their Affiliates against and agrees to hold each of them harmless from any and all Damages actually suffered by Seller or any of its Affiliates arising out of (x) any misrepresentation or breach of warranty made by the Purchaser or breach of covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement (including payment obligations hereunder) or (y) any Purchaser Obligation. With respect to indemnification by the Purchaser, the Purchaser's maximum liability pursuant to this clause (b) shall not exceed the Purchase Price.

(c)The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.

(d)In the event an Indemnified Party has a claim for indemnity under Section 9 against an Indemnifying Party that does not involve a Third Party Claim (as defined below), the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party. The Indemnifying Party shall have thirty (30) days from receipt of the notification of claim to notify the Indemnified Party whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party with respect to the relevant claim. If the Indemnifying Party disputes its indemnity obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction.

(e)For the avoidance of doubt, neither MCFC nor any Seller shall be obligated to repurchase any Loan or other Asset.

(f)Any indemnity payment under this Section 9 shall be treated for all tax purposes as an adjustment to the Purchase Price.

SECTION 10.    Taxes.

(a)All taxes and similar ad valorem obligations levied with respect to the Assets that apply during both (i) a taxable period (or portion of a taxable period) ending on or before the Closing Date (a "Pre-Closing Tax Period") and (ii) a taxable period (or portion of a taxable period) beginning after the Closing Date (a "Post-Closing Tax Period") shall be apportioned between (i) MCFC and the Sellers, jointly and severally, and (ii) the Purchaser. MCFC and the Sellers shall be jointly and severally liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and the Purchaser shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. The paying party shall be entitled to reimbursement from the non-paying party in accordance with this Section. Upon payment of any such taxes or obligations, the paying party shall present a statement to the non- paying party setting forth the amount of reimbursement to which the paying party is entitled under this Section together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but in no event later than fifteen (15) days after the presentation of such statement. Any payment not made within such time shall bear interest for each day until paid at a rate per annum equal to the Prime Rate as published in the Wall Street Journal, Eastern Edition in effect from time to time during such period. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

(b)The Purchaser, MCFC and each Seller shall cooperate in good faith in connection with the filing of any tax returns or other documentation with respect to such taxes, in providing each other with any appropriate resale exemption certification and other similar documentation and to minimize such taxes incurred in connection with transactions contemplated by this Agreement.

SECTION 11.    Third Party Claim Procedures.

(a)The party seeking indemnification under Section 9 (the "Indemnified Party") agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the "Indemnifying Party") of the assertion of any claim or the commencement of any suit, action or proceeding by any third party ("Third Party Claim") in respect of which indemnity may be sought under such Section. Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party.

(b)The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense.

(c)If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 11, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld; provided, that any consent which requires the admission of guilt, liability or wrongdoing by the Indemnified Party shall not be deemed unreasonably withheld) before entering into any settlement of such Third Party Claim if the settlement does not release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates and (ii) the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

(d)If the Indemnifying Party shall not assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 11, the Indemnified Party shall (i) keep the Indemnifying Party reasonably informed of the defense of such Third Party Claim, including by providing regular reports with respect to the status of the defense of such Third Party Claim, and (ii) obtain the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim.

(e)Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

SECTION 12.    Calculation of Damages.

(a)The amount of any Damages payable under Section 9 by the Indemnifying Party shall be net of any (i) amounts recovered by the Indemnified Party under applicable insurance policies or from any other person alleged to be responsible therefor, and (ii) tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Damages. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse such Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by such Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

(b)The Indemnifying Party shall not be liable under Section 9 for any (i) consequential or punitive Damages, other than consequential or punitive damages assessed in favor of a third party in connection with a Third Party Claim against an Indemnified Party, or (ii) Damages for lost profits or diminution in value.

(c)Each Indemnified Party shall use reasonable efforts to mitigate any loss for which such Indemnified Party seeks indemnification under this Agreement. If such Indemnified Party mitigates its loss after the Indemnifying Party has paid the Indemnified Party under any indemnification provision of this Agreement in respect of that loss and in doing so recovers any amounts, the Indemnified Party shall notify the Indemnifying Party and pay to the Indemnifying Party such amounts (less the Indemnified Party's actual costs of mitigation) as promptly as practicable after the benefit is received and such amounts shall be deemed not to have been paid to such Indemnified Party under any indemnification provision of this Agreement.

(d)Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other person alleged to be responsible, for any Damages payable under Section 9.

SECTION 13. Termination. This Agreement may be terminated at any time before the Closing Date:

(a)	By mutual written consent of the parties; or

(b)By either the Sellers or the Purchaser if the Closing Date has not occurred on or before the Outside Date; provided, however that the right to terminate this Agreement pursuant to this Section 13(a) shall not be available to any party whose breach of a representation, warranty, covenant, or obligation under this Agreement has been the principal cause of or resulted in the failure of the closing to have been consummated on or before the Outside Date.

SECTION 14.    Survival of Agreement.

The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until the date which is twelve months following the Closing Date; provided, that the representations and warranties contained in Sections 5(a), 5(d), 6(a) and 6(b) shall survive until six months following the expiration of all applicable statutes of limitation (including extensions or waivers thereof). The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law.

SECTION 15.    Savings Clause; Further Assurances.

It is the intention of MCFC, the Sellers and the Purchaser that the transfer and assignment of the Assets from the Sellers to the Purchaser pursuant to this Agreement and each Bill of Sale shall constitute an absolute and irrevocable sale of the Assets from the Sellers to the Purchaser (and not a loan or secured borrowing) free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Assets shall not be part of any Seller's estate in the event of the filing of a petition by or against any Seller under any bankruptcy or insolvency law. In the event that, notwithstanding the intent of the Sellers and the Purchaser, the transfer and assignment of the Assets contemplated hereby and by each Bill of Sale is held not to be a sale, this Agreement shall constitute a security agreement under applicable law and each Seller hereby grants to the Purchaser a security interest in the Assets and authorizes the Purchaser to file any necessary financing statements in the appropriate jurisdictions in order to perfect such security interest. Each Seller shall, from time to time, execute and deliver all such amendments, supplements and other modifications hereto and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as the Purchaser reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein and in each Bill of Sale.

SECTION 16.    Notices.

All demands, notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed by registered or certified mail, return receipt requested or by overnight delivery service, addressed to the appropriate party hereto at the address stated below or (ii) transmitted by e-mail or facsimile transmission with acknowledgment, to the appropriate party hereto at the e-mail or facsimile number provided below. Any such demand, notice or communication shall be deemed to have been received on the date delivered to or received at the premises or facsimile number (as evidenced by the date noted on the return receipt or overnight delivery receipt).

If to the Purchaser:

Pioneer Asset Trust
c/o Fortress Investment Group 1345 Avenue of the Americas New York, New York 10105 Attention: Constantine Dakolias Telephone: (212) 798-6050
E-mail: dbsoloanops@fortress.com with a copy to:
Wells Fargo Delaware Trust Company, N.A. 919 North Market Street
Suite 1600
Wilmington, Delaware 19801
Attention: Corporate Trust Administration Facsimile: (302) 575-2006

If to the Sellers:

Pioneer Financial Services, Inc. Pioneer Funding, Inc.
Pioneer Services Corp
c/o MidCountry Financial Corp. 30 Patewood Drive, Suite 160 Greenville, South Carolina 29615 Attention: Justin Bagwell Telephone: (864) 286-5360
E-mail: justin.bagwell@midcountryfinancial.com

If to MCFC:

c/o MidCountry Financial Corp. 30 Patewood Drive, Suite 160 Greenville, South Carolina 29615 Attention: Justin Bagwell Telephone: (864) 286-5360
E-mail: justin.bagwell@midcountryfinancial.com

SECTION 17.    Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 18.    Counterparts.

For the purpose of facilitating the execution of this Agreement, and for other purposes, this Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 19.    Place of Delivery and Governing Law.

(a)This Agreement shall be deemed to have been made in the State of New York. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern). The parties hereby agree that all disputes arising hereunder shall be submitted to and hereby subject themselves to the jurisdiction of the courts of competent jurisdiction, state and federal, in the State of New York.

(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to any of the Asset Purchase Documents or the transactions contemplated hereby.

SECTION 20.    Successors and Assigns; Assignment.

This Agreement shall inure to the benefit of and be binding upon MCFC, each Seller and the Purchaser and each of their respective successors and assigns. This Agreement may be not be assigned by MCFC or any Seller without the prior written consent of the Purchaser. This Agreement, and each Asset acquired hereunder, may be assigned by the Purchaser with prior written notice to MCFC and the related Seller.

SECTION 21.    Amendments.

Neither this Agreement, nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the Purchaser, MCFC and any Seller affected thereby; provided, that, any change affecting the rights, privileges or immunities of the Owner Trustee shall require the prior written consent of the Owner Trustee.

SECTION 22. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and each Seller is selling, the Assets and not a debt instrument of MCFC or any Seller or any other security. Accordingly, each party intends to treat the transaction for federal income tax purposes and each transaction shall be reflected on MCFC's and each Seller's books and records, tax returns, balance sheet and other financial statements as a sale by each Seller, and a purchase by the Purchaser, of the Assets.

SECTION 23.    Confidential Information.

(a)Each party hereto agrees that the terms included in this Agreement and the other Asset Purchase Documents and disclosed in connection with the consummation of the transactions contemplated hereby shall be kept strictly confidential, shall not be reproduced or disclosed (except as required by applicable law, including, without limitation, the filing requirements of the Securities Exchange Act of 1934, as amended, in response to a request for information from any regulatory authority, or as necessary to obtain Lienholder consent contemplated by this Agreement), and shall not be used by any party other than in connection with the transaction described herein except with the prior written consent of the other parties hereto. Each party agrees that in the event of any breach or threatened breach of this Section 23, the other parties may seek, in addition to any other legal remedies which may be available, such equitable relief as may be necessary to protect such party against any such breach or threatened breach. In furtherance of the foregoing, none of MCFC, the Sellers or the Purchaser may (i) disclose a general description of the transactions arising under this Agreement and the other Asset Sale Documents for advertising, marketing or other similar purposes nor (ii) use any parties' name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, unless MCFC, the Sellers or the Purchaser, as applicable, has obtained the prior written consent of MCFC, the Sellers or the Purchaser, as the case may be; provided, that (i) the Purchaser may disclose such information to any assignee and to the Owner Trustee and (ii) any party hereto may disclose such information to its Affiliates, directors, officers, employees and authorized representatives (including, without limitation, attorneys, accountants, consultants and financial advisors).

(b)Each of the parties shall, with respect to all Assets, comply with the applicable provisions of the Gramm-Leach-Bliley Act of 1999 (the "GLBA") and any applicable state and local privacy laws pursuant to the GLBA for financial institutions and applicable state and local privacy laws; provided, however, that a breach of this Section 23(b) shall not create a private cause of action by one party against another, including, without limitation, for breach of contract.

SECTION 24. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 25. Exhibits and Schedules. The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 26.    Entire Agreement.

This Agreement and the other Asset Purchase Documents constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the other Asset Purchase Documents.

SECTION 27. Power of Attorney. MCFC and each Seller hereby constitutes and appoints the Purchaser and its agents, including, the Servicer, its true and lawful agent and attorney-in-fact with full power of revocation and substitution in the name and stead of MCFC and such Seller, for the sole purpose of (a) receiving, endorsing and collecting any checks, drafts, money orders or other instruments or other forms of payment received from Obligors under the Loans and (b) enforcing, releasing, modifying and transferring the rights, privileges and interests of MCFC or such Seller with respect to the Assets, including the filing of any financing statements or similar instruments in connection with assigning, releasing, discharging, retroceding or subordinating the security in all or any of the Loans or the Assets. Following the Closing Date, MCFC and each Seller shall execute and deliver to the Purchaser such number of Powers of Attorney in the form provided by the Purchaser as the Purchaser may reasonably request.

SECTION 28.    Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that, notwithstanding any provision to the contrary herein or in any related documents, (a) this Agreement is executed and delivered by Wells Fargo, not individually or personally, but solely as Owner Trustee of the Purchaser in the exercise of the powers and authority conferred and vested in it as Owner Trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to the Owner Trustee thereunder, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as a personal representation, undertaking and agreement by Wells Fargo, but is made and intended for the purpose of binding only the

Purchaser and its assets, (c) nothing herein contained shall be construed as creating any duty, obligation or liability on the part of Wells Fargo, individually or personally, to perform any covenant, duty or obligation, either expressed or implied contained herein or in any related document, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) under no circumstances shall Wells Fargo be personally liable for the payment of any indebtedness, amounts or expenses of the Purchaser under this Agreement or under any related document (such indebtedness, amounts or expenses being payable solely from and to the extent of funds of the Purchaser) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or any related document and (e) Wells Fargo has not verified and has made no investigation as to the accuracy or completeness of the representations or warranties of the Purchaser.

SECTION 29.    Third Party Beneficiaries. Notwithstanding any provision in this Agreement to the contrary, each of the Owner Trustee and Wells Fargo shall be an express third-party beneficiary to this Agreement, entitled to enforce its rights hereunder as if a direct party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, MCFC, each Seller and the Purchaser have caused their names to be signed hereto as of the date first above written.
PIONEER FINANCIAL SERVICES, INC.,
as a Seller
By:
Name:
Title:
PIONEER FUNDING, INC.,
as a Seller
By:
Name:
Title:
PIONEER SERVICING CORP,
as a Seller
By:
Name:
Title:
MIDCOUNTRY FINANCIAL CORP.
By:

Name:

Title:
PIONEER ASSET TRUST,
as Purchaser
By: Wells Fargo Delaware Trust Company, N.A., not in its individual capacity, but solely as Owner Trustee of the Purchaser
By:
Name:
Title:

EXHIBIT A TO ASSET SALE AGREEMENT

ASSETS

(i)    Each Loan identified on the Final Asset Report and all related periodic finance charges due with respect to such Loan, all fees (including late payment fees) applicable to such Loan and all similar fees and charges with respect to such Loan;

(ii)    with respect to each Loan, all agreements between the applicable Seller and the related Obligor prior to the Closing Date containing the terms and conditions applicable to such Loan, as amended and in effect from time to time, together with all rights and privileges of such Seller accruing thereunder on and after the Cutoff Date, including the right to receive all collections thereon from the related Obligor on and after the Cutoff Date;

(iii)	any and all servicing rights associated with the Loans;

(iv)	the Loan File for each Loan;

(v)	all Records related to the Loans;

(vi)    all "accounts", "chattel paper", "commercial tort claims", "deposit accounts", "documents", "equipment", "general intangibles", "goods", "instruments", "inventory", "investment property", "letter of credit rights", and "securities' accounts" as each of those terms is defined in the Uniform Commercial Code to the extent related to or constituting any of the Assets; and

(vii)	all proceeds of the foregoing.

Exhibit A-1

EXHIBIT B TO ASSET SALE AGREEMENT

Representations and Warranties with respect to the Assets With respect to each Loan included in the Assets:
(i)    The entity that originated such Loan and held, serviced and administered such Loan prior to the Closing Date had all necessary licenses and permits to originate, hold, service and administer receivables in the state or territory where such entity and the related Obligor was located or was otherwise authorized pursuant to applicable law to originate, hold, service and administer such Loan, such Loan was originated under Nevada law, the origination, holding, servicing and administration practices used by such entity complied with all requirements of applicable federal, state and local laws and regulations thereunder and all requirements of such laws and regulations have been complied with in all material respects by each such entity.

(ii)    All funds with respect to such Loan have been fully advanced to or on behalf of the related Obligor in accordance with its terms and the related Seller has no obligation to advance any additional funds to the related Obligor thereunder.

(iii)    Such Loan is denominated and payable only in United States dollars and the related Obligor has a billing address in the United States, except for those set forth on Schedule 2.

(iv)    From the date of origination to the Closing Date, such Loan has been serviced in compliance with all requirements of applicable federal, state and local laws, and regulations thereunder, and in conformity with the loan documents and the related Seller's servicing procedures then applicable to consumer loans that are serviced by or for the related Seller for such Seller's own account.

(v)    Such Loan represents the legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(vi)	Such Loan has not been satisfied, subordinated or rescinded.

(vii)    There is no agreement with any Obligor for such Loan that prohibits, restricts or conditions (other than with conditions that are or will prior to the Closing Date be satisfied) the sale, transfer and assignment of any portion of such Loan.

(viii)    As of the Cutoff Date, there were no proceedings pending or, to MCFC's or the related Seller's knowledge, threatened in writing, wherein the Obligor or any governmental authority alleged that such Loan is illegal or unenforceable.

(ix)	As of the Cutoff Date, other than with respect to Loans originated within fifteen
(15) days of the Cutoff Date (in connection with which an Obligor may repay such Loan within fifteen (15) days of origination pursuant to Seller's standard loan documentation), the related Obligor did not have any right of rescission, setoff, counterclaim or defense and no such right had been asserted in writing.

(x)    Such Loan is not due from the United States or any state or territory or any agency, department, subdivision or instrumentality thereof.

(xi)    As of the Cutoff Date, the Loan was not assigned to any third party collection agency or attorney, and the Loan was not involved in litigation in which MCFC or any Seller was either the plaintiff or the defendant.

(xii)    The Loan was not originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Loan under this Agreement shall be unlawful, void, or voidable. None of MCFC or the related Seller has entered into any agreement with the Obligor that prohibits, restricts or conditions the assignment of any portion of the Loan. Except for Lienholder consent, for the validity and enforceability of such sale, transfer and assignment, no consent by the Obligor or any other Person is required under any agreement or applicable law.

(xiii)	The Loan is not a HOEPA loan.

(xiv)    The related Loan File contains the original or copies of the documents listed in the definition thereof, as required in such definition, and the Loan File has been delivered to the Servicer acting as custodian on behalf of Purchaser.

(xv)    There are no modifications with respect to the Loan, other than those modifications identified on the Final Asset Report and copies of all documents evidencing such modifications included in the related Loan File.

(xvi)    With respect to such Loan, (a) MCFC, the related Seller, any other prior owner of the Loan and any other servicer of the Loan, as applicable, has performed all obligations required to be performed by such party to date under the documents included in the related Loan File and all actions of MCFC and the related Seller have been in compliance, in all material respects, with the documents included in the related Loan File, (b) neither MCFC nor the related Seller is in default under any document included in the related Loan File, and (c) except as disclosed on the Final Asset Report, no event has occurred under any document included in the related Loan File that, with the lapse of time or action by the related Obligor or any third party, is reasonably likely to result in a material default under any document included in the related Loan File.

(xvii)	As of the Cutoff Date, the Loan was not a Charged-Off Loan.

Exhibit B-2

EXHIBIT C TO ASSET SALE AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION

KNOW ALL PERSONS BY THESE PRESENTS, that [ ] (the "Assignor"), having its principal place of business at [ ], hereby transfers, assigns and delivers to [ ] (the "Assignee"), all of Assignor's right, title and interest in, to and under the loan identified in Appendix A to this Assignment. The Assignee hereby accepts the assignment of such loan from the Assignor and hereby assumes all of the Assignor's obligations with respect to such loan from and after the date hereof.

The undersigned agree this assignment has been entered into for good and valuable consideration, receipt of which is hereby acknowledged. By acceptance of this Assignment and Assumption Agreement, the Assignee hereby acknowledges that the Assignor is making no representation or warranty with respect to the loans being conveyed hereby except as set forth in that certain Asset Sale Agreement, dated as of June 26, 2019 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), between MidCountry Bank, FSB, as seller and Pioneer Asset Trust, as purchaser, including Exhibit B thereto.

This assignment and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns. This assignment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. Counterpart signature pages to this assignment may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

This assignment shall be effective as of [     ], 20[ ].

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Assignment and Assumption to be executed, by its representative thereunto duly authorized, on its behalf as of the date first above written.

ASSIGNOR:

[     ]

By:     Name:
Title:

ASSIGNEE:

[     ]

By:     Name:
Title:

Loan Number: [             ] Obligor Name: [                 ] Obligor Address: [                     ] Obligor City: [     ] Obligor State: [         ]

APPENDIX A TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Obligor Zip: [    ]

Account Balance: $[    ]

Date of Last Payment: [     ] Amount of Last Payment: $[         ]

EXHIBIT D TO ASSET SALE AGREEMENT

BILL OF SALE
and ASSIGNMENT OF ASSETS
Pursuant to
ASSET SALE AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, in accordance with that certain Asset Sale Agreement, dated as of June 26, 2019 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Asset Sale Agreement"), among PIONEER FINANCIAL SERVICES, INC. ("PFSI"), as a Seller (a "Seller"), PIONEER FUNDING, INC.
("PFI"), as a Seller (a "Seller"), PIONEER SERVICES CORP ("PSC"), as a Seller (a "Seller" and together with each other Seller party thereto, the "Sellers"), MIDCOUNTRY FINANCIAL CORP. ("MCFC"), and PIONEER ASSET TRUST (the "Purchaser"), on and subject to the terms, provisions, conditions, limitations, waivers and disclaimers and conditions of the Asset Sale Agreement, [[PFSI]/[PFI]/[PSC]] (the "Transferor") hereby sells, assigns, transfers and conveys to the Purchaser all of the Transferor's right, title and interest and claims arising in, to and under the Assets, including the Loans listed on Schedule A hereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Sale Agreement.

By acceptance of this Bill of Sale and Assignment of Assets, the Purchaser hereby acknowledges that the Transferor is making no representation or warranty with respect to the assets being conveyed hereby except as set forth in the Asset Sale Agreement, including Exhibit B thereto. The Transferor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of the Purchaser, it will do or cause to be done all of such further acts and deeds as may reasonably be required by the Purchaser in order to sell, assign, transfer and convey unto and vest in the Purchaser title to the assets sold, conveyed, transferred and delivered by this Bill of Sale and Assignment of Assets.

IN WITNESS WHEREOF, the Transferor has executed this Bill of Sale and Assignment of Assets as of [ ], 20[ ].

[TRANSFEROR]

By:     Name:
Title:

SCHEDULE OF LOANS [TO BE PROVIDED]

SCHEDULE A TO BILL OF SALE AND ASSIGNMENT OF ASSETS

Exhibit D-2

EXHIBIT E TO ASSET SALE AGREEMENT

Loan-Level Information Required in the Final Asset Report

1.	Unpaid Principal Balance as of the Cutoff Date

2.	Note Number

3.	Non-Accrual Code

4.	APR

5.	Original Balance

6.	Original Amount Financed

7.	Accrued Interest

8.	Unearned Deferred Fees

9.	Unearned Deferred Cost

10.	Unearned Insurance Premium (if applicable)

11.	Original Term

12.	Remaining Term

13.	First Payment Date

14.	Standard Payment Amount

15.	Last Payment Date

16.	FICO

17.	Maturity Date

18.	Interest Rate (Original)

19.	Interest Rate (Current)

20.	Borrower Name

21.	Borrower Address

22.	Borrower Phone Number 1

23.	Borrower Phone Number 2

24.	Borrower Email Address

25.	Contract Date

26.	Previous Note Number and Institution from which Loan was Refinanced (if applicable)

27.	Status

28.	Contractual Delinquency Days

29.	Recency Delinquency Days

Exhibit E-1

EXHIBIT F TO ASSET SALE AGREEMENT

FORM OF ESCROW AGREEMENT

[SEE ATTACHED]

Exhibit F-1

FORM OF ESCROW AGREEMENT

This Escrow Agreement (this "Escrow Agreement") is dated as of [ ], 2019 by and among Pioneer Asset Trust, a statutory trust organized under the laws of the State of Delaware ("Party A"), MidCountry Financial Corp., a corporation organized under the laws of the State of Georgia ("Party B"), and Wells Fargo Bank, N.A., a national banking association ("Wells Fargo Bank"), not in its individual capacity but solely in its capacity as escrow agent (the "Escrow Agent").

W I T N E S E T H:

WHEREAS, reference is made to that certain Asset Sale Agreement, dated as of June 26, 2019 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Agreement"), among Pioneer Financial Services, Inc., as a seller (a "Seller"), Pioneer Funding, Inc., as a seller (a "Seller"), Pioneer Services Corp., as a seller (a "Seller" and together with each other Seller party thereto, the "Sellers"), Party A and Party B.

WHEREAS, this Escrow Agreement is the escrow agreement referred to in Section 3(c) of the Agreement, which provides that, on or prior to the date hereof, Party A will deposit $[ ] in cash into escrow (the "Escrow Amount").

WHEREAS, the Escrow Agent is not a party to the Agreement, is not bound by any of its terms and will not be required to refer to the Agreement for any instructions.

NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Establishment of Escrow Account. The Escrow Agent will hold the Escrow Amount in escrow upon the terms and subject to the conditions set forth in this Escrow Agreement. The Escrow Agent is authorized and directed to open an account for the purposes set forth in this Escrow Agreement (the "Escrow Account").

2.Purpose. The purpose of the Escrow Account is to retain the Escrow Amount subject to the terms hereof from the date hereof until the latest of (i) the Release Date (as defined herein), or
(ii) the date upon which, after all pending Claims (as defined herein) have been finally settled or resolved in accordance with the provisions of this Escrow Agreement, the Escrow Agent disburses all remaining funds in the Escrow Account, if any, pursuant to Section 5(d)(ii) (the period from the date hereof through and including such date, the "Escrow Period").

3.Delivery of Escrow Amount. Simultaneously with the execution and delivery of this Escrow Agreement, Party A has delivered to the Escrow Agent the Escrow Amount. The Escrow Agent hereby acknowledges receipt of the Escrow Amount and the deposit thereof to the Escrow Account.

4.Non-investment of Escrow Amount. The Escrow Amount will not be invested and will not earn interest, and the Escrow Agent shall not have any obligation or liability to pay interest or earnings on the Escrow Amount.

5.Release from Escrow. The Escrow Agent will hold the funds held in the Escrow Account in escrow until distributed as required by the provisions in this Section 5. Distributions shall be made as follows: distributions with respect to Party A and Party B, as applicable, shall be made by wire transfer pursuant to the wire instructions set forth in Annex A-4 hereto. Distributions under subsections (b)(i) and (b)(ii) below shall not be made by the Escrow Agent if the Escrow Agent has been advised that an appeal or other relief is being sought, or if it has received notice of a stay of such order or ruling, pending appeal. For the purposes of this Agreement, "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in the city of Wilmington, Delaware are required or authorized by law to be closed.

(a)    Release Upon Joint Instruction. If Party A and Party B give the Escrow Agent joint written notice of instruction in the form of Annex A-1 hereto, evidencing that all or any portion of the funds held in the Escrow Account is to be released (the "Joint Instructions"), then the Escrow Agent will release such portion to Party A or Party B, as applicable, within two (2) Business Days after its receipt of the Joint Instructions.

(b)    Release to Party A In Connection With a Claim. From time to time before the end of the Escrow Period, Party A or any of its successors or assigns can assert a claim that it is entitled to retain all or a portion of the Escrow Amount and that Party B is not entitled to be paid the contingent consideration represented thereby pursuant to the terms of the Agreement (each, a "Claim") and demand the return of all or a portion of the Escrow Amount by sending a written notice, in the form of Annex A-2 hereto (the "Claim Notice"), to the Escrow Agent with a copy to Party B. If the Escrow Agent receives any Claim Notice before the end of the Escrow Period, the Claim Notice will be deemed to represent a pending Claim or pending Claims. The Escrow Agent will have no obligation to investigate or determine the validity or sufficiency of any pending Claim. After receiving a Claim Notice from Party A, and unless earlier distributed pursuant to this Section 5, the Escrow Agent will disburse the amount specified therein from the Escrow Account to Party A upon the earliest to occur of:

(i)    two (2) Business Days after it receives a certified order or ruling from any arbitrator ordering or instructing it to do so; provided that nothing in this Section 5(b)(i) or in this Agreement shall be deemed to be a submission, by Party A or Party B, to binding arbitration in order to resolve any dispute hereunder; and

(ii)    two (2) Business Days after it receives a certified order or ruling from a court ordering or instructing it to do so; and

(iii)    fifteen (15) Business Days after the Escrow Agent's receipt of a Claim Notice if by that date it has not received actual notice of Party B's objection thereto from Party B in the form of Annex A-3 hereto.

(c)    Upon Receipt of Timely Objection to a Claim. If the Escrow Agent receives from Party B a timely written objection to the disbursement of all or any portion of the funds held in the Escrow Account to Party A, the Escrow Agent will hold such disputed amount in the Escrow Account until the Escrow Agent receives written instruction to release such portion of the disputed amount in accordance with any of Sections 5(a), 5(b)(i) or 5(b)(ii). Upon receipt of such written instruction, the Escrow Agent is authorized to disburse and will disburse from the Escrow Account the amount indicated in the relevant instruction in accordance with the terms of such Section 5(a), 5(b)(i) or 5(b)(ii), as applicable.

(d)    Release Upon Certain Dates. Notwithstanding anything to the contrary herein, the Escrow Agent will release and deliver to Party B the following amounts upon the following dates:

(i)    on the date that is one hundred (100) days after the date hereof (the "Release Date"), the remaining portion of the Escrow Amount, in excess of the aggregate amount sought under all then pending Claims, which such released amount shall be deemed to be contingent consideration that has become payable to Party B; and

(ii)    after the Release Date (with respect to Claims pending on the Release Date, if any) upon the final resolution of a pending Claim and payment to Party A of the full amount owing to it with respect to such Claim, if any, the excess of the amount held in the Escrow Account with respect to such pending Claim over the amount so paid with respect to the final settlement of such Claim, which such released amount shall be deemed to be contingent consideration that has become payable to Party B, (the "Released Amount"); provided, however, that notwithstanding anything herein to the contrary, no amounts will be released to Party B if the amount remaining in the Escrow Account following such release would be less than the aggregate amount of all pending Claims. Following disbursement of all of the remaining funds in the Escrow Account, the Escrow Period will be deemed to have expired and the Escrow Account will terminate.

6.Tax Reporting. Party A and Party B agree to treat for federal and state income tax purposes the arrangements created by this Escrow Agreement as a grantor trust of which Party A is the grantor within the meaning of Sections 671 through 679 of the Code. With respect to any amounts payable under this Escrow Agreement, each of Party A and Party B shall deliver to the Escrow Agent such tax forms or other documents requested by the Escrow Agent as shall be prescribed by the Code or other applicable law at such time or times reasonably required by the Escrow Agent, including such tax forms or other documents, as applicable (x) to demonstrate that payments to or on behalf of Party A and Party B under this Escrow Agreement are exempt from any United States of America withholding tax imposed pursuant to the Code, including under FATCA, or (y) to allow the Escrow Agent to determine the amount to deduct or withhold (and to allow the Escrow Agent to so deduct or withhold) pursuant to the Code, including under FATCA, from a payment to be made hereunder, and further agrees to complete and to deliver to the Escrow Agent from time to time, any successor or additional forms required by the Internal Revenue Service or reasonably requested by the Escrow Agent in order to secure an exemption from, or reduction in the rate of, United States of America withholding tax imposed pursuant to the Code, including under FATCA. Each of Party A and Party B covenants to the Escrow Agent that it shall provide to the Escrow Agent any required form, document or certificate necessary to cause any payments to be made by it pursuant to this Escrow Agreement to be permitted to be made free from any withholding or deduction pursuant to an agreement described in or otherwise imposed pursuant to FATCA. Party A and Party B shall indemnify the Escrow Agent for the full amount of any tax the Escrow Agent is required to pay in connection with any payment made to or on behalf of Party A or Party B, as applicable, hereunder, and any liability (including any penalties and interest thereon) arising therefrom or with respect thereto. For purposes hereof, "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations thereunder, as in effect from time to time. For purposes hereof, "FATCA" means Sections 1471 through 1474 of the Code (or any amendments or successor versions thereof) and any related current or future rules, regulations or official interpretations thereof.

7.Resignation and Discharge. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Party B and Party A specifying a date not less than ten (10) Business Days following the date of such notice when such resignation will take effect (subject to the provisions of this Section 7). Upon such notice, a successor escrow agent that is a commercial bank with unimpaired capital of at least $50,000,000 will be selected by Party B, subject to the approval of Party A (which approval will not be unreasonably withheld), such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice. If Party B and Party A are unable to agree upon a successor escrow agent within ten (10) Business Days after the date of such notice or the chosen successor fails to accept the escrow, the Escrow Agent may apply, at the sole expense of Party A and Party B, jointly and severally (including all fees, costs and expenses (including attorneys' fees and expenses) incurred in connection with such petition), to a court of competent jurisdiction for the appointment of a successor escrow agent. The Escrow Agent will continue to serve hereunder until its successor accepts the escrow and acknowledges receipt of the funds held in the Escrow Account.

8.Concerning the Escrow Agent. The following provisions will govern the Escrow Agent's rights, powers, obligations and duties under this Escrow Agreement, notwithstanding anything herein to the contrary:

(a)    the Escrow Agent undertakes to perform such duties, and only such duties, as are expressly set forth in this Escrow Agreement. No implied duties, obligations or covenants will be read into this Escrow Agreement;

(b)    the Escrow Agent shall not be liable for any act, omission, default or misconduct of Party A, Party B or any other person and shall not be liable for monitoring the performance of any such person, and may assume each such person's performance of its respective obligations hereunder and under the documents related hereto absent written notice received by a Responsible Officer of the Escrow Agent to the contrary. "Responsible Officer" means any officer within Wells Fargo Bank's corporate trust office with direct responsibility for the administration of this Escrow Agreement or to whom any matter contemplated by this Escrow Agreement is referred because of his or her knowledge of or familiarity with a particular subject;

(c)    the Escrow Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Escrow Agreement, or to institute, conduct or defend any litigation under this Escrow Agreement or otherwise or in relation to the Escrow Amount, the Escrow Account or this Escrow Agreement, at the request, order or direction of Party A or Party B, unless Party A, Party B or any other person has or has offered to the Escrow Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Escrow Agent therein or thereby. The right of the Escrow Agent to perform any permissive or discretionary act or exercise any permissive or discretionary right or privilege enumerated in this Escrow Agreement shall not be construed as a duty, and the Escrow Agent shall not be required to take discretionary action, and the Escrow Agent shall not be personally answerable except to Party A and Party B for its own gross negligence, bad faith or willful misconduct in the performance of any such act (as conclusively determined by a court of competent jurisdiction pursuant to a final order or verdict not subject to appeal);

(d)    the Escrow Agent shall not be liable for any loss or damage of any kind whatsoever (including but not limited to lost profits) due to any event beyond the reasonable control of the Escrow Agent including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services;

(e)    the Escrow Agent may conclusively rely upon and shall be protected in acting or refraining from acting upon, without investigation or other action on its part, upon, and shall not incur liability to any person in acting upon, any signature, notice, instruction, resolution, consent, order, certificate, report, opinion, bond, request or other instrument, document or paper, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe to be genuine and to have been signed or presented by the person or persons purporting to sign the same, and such reliance shall not constitute negligence or misconduct in connection with the Escrow Agent's handling of funds or otherwise. The Escrow Agent shall not be responsible for the content or accuracy of any such documents, and shall not be required to recalculate, certify, or verify any information contained therein;

(f)    receipt by the Escrow Agent of any report or other information delivered or otherwise made available to it pursuant to the terms of this Escrow Agreement and other publicly available information, is for informational purposes only and shall not be deemed to constitute either actual or constructive knowledge by it of such information, unless a Responsible Officer of the Escrow Agent actually receives such report or other information and the Escrow Agent (i) is expressly required under the terms of this Escrow Agreement to review such information or the contents of any such report, or (ii) determines that the review of such report or other information is necessary to perform its express duties under this Escrow Agreement;

(g)    knowledge or information acquired by (i) Wells Fargo Bank in its capacity as Escrow Agent shall not be imputed to Wells Fargo Bank in any of its other capacities hereunder or under any other document contemplated hereby and (ii) any affiliate of Wells Fargo Bank shall not be imputed to Wells Fargo Bank in any of their respective capacities hereunder and vice versa;

(h)    the Escrow Agent shall not be deemed to have or be charged with knowledge of, or be required to act, with respect to any default, event of default, event, information or condition unless a Responsible Officer has actual knowledge thereof, and the Escrow Agent shall not have any duty or obligation to take any action to determine whether any default, event of default or event has occurred or is occurring;

(i)    the Escrow Agent shall have no responsibility for preparing, filing, reviewing or monitoring any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any ownership or security interest or lien granted hereunder, if any, or to prepare, review, monitor, file or execute any tax, qualification to do business or securities law filing or report;

(j)    in no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)    whenever the Escrow Agent is unable to decide between alternative courses of action permitted or required by the terms of this Escrow Agreement (including, but not limited to, in connection with any amendment of this Escrow Agreement), or is unsure as to the application, intent, interpretation or meaning of any provision of this Escrow Agreement or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may give notice (in such form as will be appropriate under the circumstances) to Party A and Party B requesting instruction as to the course of action to be adopted, and, to the extent the Escrow Agent acts in good faith in accordance with any such joint instruction received, the Escrow Agent will not be liable on account of such action to any person. If the Escrow Agent shall not have received appropriate instructions within ten calendar days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Escrow Agreement, and the Escrow Agent shall have no liability to any person for any such action or inaction;

(l)    the Escrow Agent shall not be liable for any error in judgment or other action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines, subject to no further appeal, that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the other parties hereto;

(m)    no provision of this Escrow Agreement or any other direction from Party A, Party B or any other person will require the Escrow Agent to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

(n)    the Escrow Agent will not be responsible for or in respect of and makes no representation as to the due execution, delivery or performance hereof by Party A or Party B or for the form, character, genuineness, sufficiency, value, collectability or validity of this Escrow Agreement or any document or instrument related thereto and the Escrow Agent shall in no event assume or incur any liability, duty or obligation to any person, other than as expressly provided for herein;

(o)    the Escrow Agent shall have no liability under, shall not be required to comply with, and shall have no duty to inquire as to the provisions of, any agreement (including the Agreement) other than this Escrow Agreement, even though reference thereto may be made herein, or to comply with any direction or instruction from any person (other than those directions or instructions contained herein or delivered in accordance with this Escrow Agreement). The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by Party A and Party B (including the Agreement). The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Escrow Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. This Escrow Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to independently verify that any amounts delivered to it in accordance herewith constitute amounts delivered to it by or on behalf of any party to the Agreement;

(p)    the Escrow Agent may, at the joint and several expense of Party A and Party B, retain subcontractors, agents attorneys, custodians or nominees by agreement, power of attorney or otherwise to assist the Escrow Agent in performing its duties under this Escrow Agreement, and the Escrow Agent shall not be liable for the conduct or misconduct of any subcontractors, agents, attorneys, custodians or nominees selected by the Escrow Agent in good faith;

(q)    the Escrow Agent will not be personally liable or accountable to any person or entity, under any circumstances; provided, however, that the Escrow Agent may be liable to Party A or Party B for the Escrow Agent's own grossly negligent action, grossly negligent failure to act or willful misconduct;

(r)    the Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Amount in accordance with the terms of this Escrow Agreement;

(s)    the Escrow Agent may, at the joint and several expense of Party A and Party B, consult with and obtain advice from legal counsel selected by it, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the written or oral advice, opinion or instruction of such counsel;

(t)    the Escrow Agent shall not be required to take any action hereunder or pursuant to any written instruction delivered in accordance with the provisions hereof if the Escrow Agent shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Escrow Agent or is contrary to the terms hereof or is otherwise contrary to law;

(u)    the Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to funds held hereunder, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the funds held hereunder is at any time attached, garnished or levied upon under any court order, or in the event the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in the event any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated;

(v)    the Escrow Agent will not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions provided by Party A and Party B in accordance with and subject to this Escrow Agreement;

(w)    the Escrow Agent shall have no responsibility for the enforceability of the recitals in this Escrow Agreement;

(x)    each of the parties hereto hereby agrees that the Escrow Agent (i) has not provided nor will it provide in the future, any advice, counsel or opinion, including regarding the tax, financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of the Escrow Account or this Escrow Agreement, including, but not limited to, income, gift and estate tax issues, and the initial and ongoing selection and monitoring of financing arrangements, (ii) has not made any investigation as to the accuracy of any representations, warranties or other obligations of any person under this Escrow Agreement or any other document or instrument (other than the Escrow Agent's representations and warranties, if any, expressly set forth in this Escrow Agreement) and shall not have any liability in connection therewith and (iii) has not prepared or verified, nor shall it be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document delivered in connection with this Escrow Agreement;

(y)    the Escrow Agent will perform its obligations as Escrow Agent through its corporate trust services department;

(z)    the Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any property deposited hereunder; and

(aa) the terms and provisions of this Section 8 shall survive the termination or assignment of this Escrow Agreement.

9.Indemnification. Party A and Party B jointly and severally agree to indemnify, defend, protect, save and hold the Escrow Agent (in its capacity as such and in its individual capacity), its officers, directors, agents, affiliates and employees (collectively, the "Indemnified Parties") harmless against, any and all loss, liability, obligation, damage, claim, action, penalty, tax (excluding any taxes on the Escrow Agent on, or measured by, any compensation received by the Escrow Agent), cost or expense of any kind or nature whatsoever (including reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including the other parties hereto, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein (including but not limited to attorneys' fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Escrow Agent of any indemnification or other obligation), whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party.

Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand, by Party A and Party B (such cost to be shared evenly by Party A and Party B). Notwithstanding the foregoing, unless and until a final, non-appealable order of a court of competent jurisdiction determines that an Indemnified Party acted with willful misconduct or gross negligence, Party A and Party B shall advance or reimburse, as applicable, any and all amounts due to such Indemnified Party pursuant to the foregoing indemnity, such amounts to be split evenly by Party A and Party B. The terms and provisions of this Section 9 will survive the termination and assignment of this Escrow Agreement and the resignation or removal of the Escrow Agreement.

10.Fees. For the performance of its duties hereunder, the Escrow Agent will be paid by Party A and Party B (such fees and expenses to be shared jointly and severally by Party A and Party B) in accordance with that certain fee letter dated as of [ ], 2019, by and among the Escrow Agent and Party A and Party B, the terms of which are incorporated herein by reference. Each of Party A and Party B shall be responsible for its own costs and expenses in connection with contesting any Claim.

11.Acknowledgment of Roles. Notwithstanding any statute or rule of law to the contrary, and absent gross negligence, bad faith or willful misconduct (in each case as conclusively determined by a court of competent jurisdiction pursuant to a final order or verdict not subject to appeal) on the part of, Wells Fargo Bank, in serving in its capacity under this Escrow Agreement shall not constitute impermissible self-dealing or a conflict of interest, and the parties hereto hereby waive any conflict of interest presented by such service. Wells Fargo Bank may act as agent for, provide banking, custodial, collateral agency, verification and other services to, and generally engage in any kind of business, with others to the same extent as if Wells Fargo Bank were not a party hereto. Nothing in this Escrow Agreement shall in any way be deemed to restrict the right of Wells Fargo Bank to perform such services for any other person or entity, and the performance of such services for others will not, in and of itself, be deemed to violate or give rise to any duty or obligation to any party hereto not specifically undertaken by Wells Fargo Bank hereunder.

12.Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand, transmitted via facsimile, sent via e-mail, sent via nationally recognized courier or mailed by first-class mail, postage prepaid, addressed,

If to Party B:	MidCountry Financial Corp. 30 Patewood Drive, Suite 160
Greenville, South Carolina 29615 Attention: Justin Bagwell Telephone: (864) 286-5360
E-mail: justin.bagwell@midcountryfinancial.com

If to Party A:    Pioneer Asset Trust
c/o Fortress Investment Group 1345 Avenue of the Americas New York, New York 10105 Attention: Constantine Dakolias Telephone: (212) 798-6050
E-mail: dbsoloanops@fortress.com

If to the Escrow Agent:    Wells Fargo Bank, N.A.
919 North Market Street, Suite 1600
Wilmington, Delaware 19801 Attention: Molly Breffitt Telephone No.: (302) 575-2010
E-mail: molly.a.breffit@wellsfargo.com

with copies (which will not constitute notice) to    K&L Gates LLP
600 N. King Street, Suite 901
Wilmington, Delaware 19801 Attention: Scott E. Waxman, Esq. Facsimile No.: (302) 416-7020
Telephone No.: (302) 416-7070

Any notice which is delivered in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or at such time as delivery is refused by the addressee upon presentation. Any party may change his, her, or its address and other contact information for notification purposes under this Agreement by giving written notice of such changed address or contact information to all other parties in the manner required by this Section.

13.Anti-Money Laundering Laws. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering ("Anti-Money Laundering Laws"), the Escrow Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Escrow Agent. Accordingly, the parties hereto hereby agree to provide to the Escrow Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Escrow Agent to comply with Anti-Money Laundering Laws.

14.	Miscellaneous.

(a)    This Escrow Agreement will be governed by, construed and interpreted and the rights of the parties hereto determined in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof.

(b)    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PARTY A, PARTY B AND THE ESCROW AGENT HEREBY IRREVOCABLY AND

UNCONDITIONALLY (I) CONSENT TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND
(II) AGREE, TO THE EXTENT SUCH PARTY IS NOT A RESIDENT OF THE STATE OF NEW YORK, TO APPOINT IRREVOCABLY AND TO MAINTAIN AN AGENT IN THE STATE OF NEW YORK AS SUCH PARTY'S AGENT FOR ACCEPTANCE OF LEGAL PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AGAINST SUCH PARTY WITH THE SAME LEGAL FORCE AND VALIDITY AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE, AND TO NOTIFY PROMPTLY EACH OTHER PARTY HERETO OF THE NAME AND ADDRESS OF SUCH AGENT.

(c)    PARTY A, PARTY B AND THE ESCROW AGENT EACH HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS ESCROW AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(d)    This Escrow Agreement will inure to the benefit of and will be binding upon the parties hereto and their respective successors.

(e)    This Escrow Agreement may be amended, modified or supplemented only by written agreement of each of the Escrow Agent, Party A and Party B.

(f)    This Escrow Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. The parties hereto agree that a fax signature of a party hereto shall be deemed to be as legally effective as a signed original.

(g)    For all purposes of this Escrow Agreement: (i) the terms defined in this Escrow Agreement include the plural as well as the singular; (ii) all references in this Escrow Agreement to designated "Sections", "Appendices" and other subdivisions are to the designated Sections, Appendices and other subdivisions of the body of this Escrow Agreement; (iii) pronouns of either gender or neuter include, as appropriate, the other pronoun forms; (iv) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Escrow Agreement as a whole and not to any particular Section or other subdivision; (v) "or" is not exclusive; (vi) "including" and "includes" will be deemed to be followed by "but not limited to" and "but is not limited to," respectively; (vii) any definition of or reference to any law, order, agreement, instrument or other document herein will be construed as referring to such law, order, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (viii) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

15.Limitation of Liability of Owner Trustee. It is expressly understood and agreed to by the parties to this Escrow Agreement that, notwithstanding any provision herein to the contrary or in any other related document, (a) this Escrow Agreement is executed and delivered on behalf of Party A by Wells Fargo Delaware Trust Company, N.A. ("Wells Fargo Delaware"), not in its individual capacity but solely in its capacity as owner trustee (the "Owner Trustee") of Party A, in the exercise of the powers and authority conferred upon and vested in it as Owner Trustee under the Trust Agreement, dated as of June 6, 2019 (as amended, modified or supplemented from time to time), between Pioneer Asset Holdings, LLC, as beneficial owner, and Wells Fargo Delaware, as Owner Trustee, subject to the protections, indemnities and limitations from liability afforded to the Owner Trustee thereunder, (b) each of the undertakings and agreements herein made on behalf of Party A is made and intended not as a personal undertaking or agreement of or by Wells Fargo Delaware but is made and intended for purposes of binding only Party A and its assets, (c) nothing herein contained shall be construed as creating any duty, obligation or liability on the part of Wells Fargo Delaware, individually or personally, to perform any covenant, duty or obligation of Party A, either express or implied in this Escrow Agreement or any related document, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wells Fargo Delaware has not verified and has made no investigation as to the accuracy or completeness of the representations or warranties of Party A and (e) under no circumstances shall Wells Fargo Delaware be personally liable for the payment of any indebtedness, amounts or expenses owed by Party A under this Escrow Agreement or any related document (such indebtedness, expenses and other amounts being payable solely from and to the extent of funds of Party A) or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made under this Escrow Agreement or any other related documents. Notwithstanding any provision herein to the contrary, the Owner Trustee shall be an express third-party beneficiary to this Escrow Agreement, entitled to enforce its rights hereunder as if a direct party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of date first written above.

Wells Fargo Bank, N.A., not in its individual capacity but solely in its capacity as Escrow Agent

By:_     Name:
Title:

Pioneer Asset Trust

By: Wells Fargo Delaware Trust Company, N.A., not in its individual capacity, but solely as Owner Trustee of the Purchaser

By:_     Name:
Title:

MidCountry Financial Corp.

By:_     Name:
Title:

[Signature Page to Escrow Agreement (Pioneer)]

Annex A-1

JOINT NOTICE OF INSTRUCTION TO RELEASE FUNDS FROM ESCROW ACCOUNT

    ,

Wells Fargo Bank, N.A., as Escrow Agent 919 North Market Street, Suite 1600
Wilmington, Delaware 19801
Attn: Corporate Trust Administration – Pioneer Asset Trust

Re: Escrow Agreement, dated as of [ ], 2019 (the "Escrow Agreement"), by and among Pioneer Asset Trust, a statutory trust organized under the laws of the State of Delaware ("Party A"), MidCountry Financial Corp., a corporation organized under the laws of the State of Georgia ("Party B"), and Wells Fargo Bank, N.A., as Escrow Agent (the "Escrow Agent")

Ladies and Gentlemen:

Pursuant to Section 5(a) of the Escrow Agreement, please be advised that an aggregate payment in the amount of $     is required to be made to [Party A][Party B] from the Escrow Account in connection with the information listed on Exhibit 1 attached hereto. Accordingly, each of the undersigned hereby irrevocably instructs the Escrow Agent to promptly pay such amount out of the Escrow Account to [Party A][Party B] in accordance with the following payment instructions:         .

Capitalized terms used but not defined herein have the meanings given to them in the Escrow Agreement.

[Signature Page Follows]

Very truly yours,

PIONEER ASSET TRUST

By: Wells Fargo Delaware Trust Company, N.A., not in its individual capacity, but solely as Owner Trustee of the Purchaser

MIDCOUNTRY FINANCIAL CORP.

By:_
_ Name: Title:

By:_
_ Name: Title:

Exhibit 1 to Joint Notice of Instruction to Release Funds from Escrow Account

[To be completed for each Claim]

Account Number (if applicable)
Unpaid Principal Balance as of the Date of such Claim (if applicable)
Reason for Release

Schedule A-2

NOTICE OF CLAIM

Wells Fargo Bank, N.A., as Escrow Agent 919 North Market Street, Suite 1600
Wilmington, Delaware 19801
Attn: Corporate Trust Administration – Pioneer Asset Trust

    ,

Re: Escrow Agreement, dated as of [ ], 2019 (the "Escrow Agreement"), by and among Pioneer Asset Trust, a statutory trust organized under the laws of the State of Delaware ("Party A"), MidCountry Financial Corp., a corporation organized under the laws of the State of Georgia ("Party B"), and Wells Fargo Bank, N.A., as Escrow Agent (the "Escrow Agent")
Ladies and Gentlemen:
Pursuant to Section 5(b) of the Escrow Agreement, the undersigned hereby notifies the Escrow Agent as follows:

1.	The Claim or Claims listed on Exhibit 1 attached hereto has occurred or arisen for which Party A is entitled to payment out of the Escrow Account.

2.	The aggregate dollar amount of the Claim or Claims is $ .

3.	The undersigned requests that the Escrow Agent pay to the undersigned the amount set forth in paragraph 2 hereof out of the Escrow Account.

4.	A copy of this notice of Claim has been delivered to Party B in accordance with the Escrow Agreement.

5.
If Party B timely objects to the Claim or Claims in accordance with Section 5 of the Escrow Agreement, the Escrow Agent will hold such disputed amount in the Escrow Account pursuant to the terms of the Escrow Agreement.

Capitalized terms used but not defined herein have the meanings given to them in the Escrow Agreement.

Very truly yours,

PIONEER ASSET TRUST

By: Wells Fargo Delaware Trust Company, N.A., not in its individual capacity, but solely as Owner Trustee of the Purchaser

By:_     Name:
Title:

Exhibit 1 to
Notice

[To be completed for each Claim]

Account Number
Unpaid Principal Balance as of the Date of such Claim
Reason for Payment

Annex A-3

Wells Fargo Bank, N.A.

NOTICE OF OBJECTION TO CLAIM

    ,

919 North Market Street, Suite 1600
Wilmington, Delaware 19801
Attn: Corporate Trust Administration – Pioneer Asset Trust

Re: Escrow Agreement, dated as of [ ], 2019 (the "Escrow Agreement"), by and among Pioneer Asset Trust, a statutory trust organized under the laws of the State of Delaware ("Party A"), MidCountry Financial Corp., a corporation organized under the laws of the State of Georgia ("Party B"), and Wells Fargo Bank, N.A., as Escrow Agent (the "Escrow Agent")

Ladies and Gentlemen:

Pursuant to Section 5(b)(iii) of the Escrow Agreement, the undersigned notifies the Escrow Agent as follows:

1.	Party B has received a Notice of Claim from Party A dated .

2.	The dollar amount of the Claim is $ .

3.
[Party B objects to the payment of the Claim out of the Escrow Account][Party B objects to the payment of $     of the Claim, but hereby irrevocably instructs the Escrow Agent immediately to pay the balance of the Claim ($     ) out of the Escrow Account to Party A].

4.	Party B objects to the payment of the Claim for the following reasons [check all that apply]:

        Claim was not timely made

        Substantive objection to Claim [describe reason for objection]

5.	A copy of this notice of objection to Claim has been delivered to Party A in accordance with the Escrow Agreement.

[Signature Page Follows]

Capitalized terms used but not defined herein have the meanings given to them in the Escrow Agreement.

Very truly yours,

MIDCOUNTRY FINANCIAL CORP.

By:_     Name:
Title:

1.	Party A:

[To be Provided]

2.	Party B:

[To be Provided]

WIRE INSTRUCTIONS

Annex A-4

SCHEDULE 1 TO ASSET SALE AGREEMENT

PRELIMINARY SCHEDULE OF ASSETS
[Intentionally Omitted]

SCHEDULE 2 TO ASSET SALE AGREEMENT

SCHEDULE OF OBLIGOR BILLING ADDRESSES OUTSIDE THE UNITED STATES [Intentionally Omitted]

SCHEDULE OF LIENHOLDERS
None

SCHEDULE 4(M) TO ASSET SALE AGREEMENT